Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES

PRICING OF $1.25 BILLION OF SENIOR NOTES

DALLAS, TEXAS—January 14, 2013 — Energy Transfer Partners, L.P. (NYSE:ETP) today announced the pricing of $800 million aggregate principal amount of its 3.60% senior notes due 2023 and $450 million aggregate principal amount of its 5.15% senior notes due 2043. The sale of the senior notes is expected to settle on January 22, 2013, subject to customary closing conditions. ETP intends to use the net proceeds of approximately $1.24 billion from this offering to repay borrowings outstanding under its revolving credit facility and for general partnership purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., U.S. Bancorp Investments, Inc. and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. In addition, DNB Markets, Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC and UBS Securities LLC are acting as co-managers.

The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, 11th Floor, New York, New York 10038, Telephone: 1-800-294-1322, SunTrust Robinson Humphrey, Inc. at 3333 Peachtree Road, 11th Floor, Atlanta, Georgia 30326, Attn: Investment Grade Debt Capital Markets, Telephone: 1-800-685-4786 and Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd., NC0675 Charlotte, North Carolina 28262, Attn: Capital Markets Client Support, Telephone: 1-800-326-5897, Email: cmclientsupport@wellsfargo.com. You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 24,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP also owns general partner interests, 100% of the incentive distribution rights, and a 32.4% limited partnership interest in Sunoco Logistics Partners L.P. (NYSE:SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP also holds a 70% interest in Lone Star NGL, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. In addition, ETP holds a 40% equity interest and a 60% controlling voting interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “projects,” “should” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K and most recently filed Quarterly Reports on Form 10-Q. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Investor Relations:

Energy Transfer

Brent Ratliff

214-981-0700

or

Media Relations:

Granado Communications Group

Vicki Granado

214-599-8785 (office)

214-498-9272 (cell)

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